EXHIBIT 10.18

SIXTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT
AND BORROWING BASE REDETERMINATION

THIS SIXTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT AND BORROWING BASE REDETERMINATION (this “Amendment”), dated as of January 23, 2012, is by and among SEFTON RESOURCES, INC., a British Virgin Islands corporation (“Parent”), TEG OIL & GAS U.S.A., INC., a Colorado corporation (“TEGOG”), TEG MIDCONTINENT, INC., a Colorado corporation (“TEGMC”), and BANK OF THE WEST, a California corporation (“BOTW”). Parent, TEGOG and TEGMC are herein collectively referred to as “Borrowers.”

RECITALS

A.           Borrowers and BOTW entered into an Amended and Restated Credit Agreement dated as of October 21, 2008, as heretofore amended (as so amended, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.           Borrowers and BOTW desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement and to evidence a Borrowing Base redetermination.

AGREEMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Credit Agreement.  Effective as of the date hereof, the Credit Agreement shall be, and hereby is, amended by substituting Exhibit F attached hereto for the Exhibit F previously attached to the Credit Agreement.

2.           Borrowing Base Redetermination.  BOTW has redetermined the Borrowing Base as of the date hereof, which redetermination shall be deemed to be in lieu of the regularly-scheduled December 1, 2011 Borrowing Base redetermination, resulting in the Borrowing Base being set as follows until the effective date of the ensuing Borrowing Base redetermination pursuant to the terms of the Credit Agreement: $6,050,000 as of January 23, 2012, reduced by $50,000 as of the close of business on each subsequent Payment Date, commencing with the January 31, 2012 Payment Date.

3.           Loan Documents.  All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

4.           Certification by Borrowers.  Borrowers hereby certify to BOTW that, as of the date of this Amendment, after giving effect to the provisions hereof: (a) all of Borrowers’ representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by Borrowers under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

5.           Continuation of the Credit Agreement.  Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect.

6.           Expenses.  Borrowers shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for BOTW and any and all filing and recording expenses.

7.           Miscellaneous.  This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the date first above written.

SEFTON RESOURCES, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chief Executive Officer

TEG OIL & GAS U.S.A., INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

TEG MIDCONTINENT, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

BANK OF THE WEST

By:	/s/ Duc Duong
Duc Duong,
Vice President